                                                                   EXHIBIT 10.40

                                    FBCC CO.
                         500 CRESCENT COURT, SUITE 300
                              DALLAS, TEXAS 75201


                               November 10, 1998

AMC, Inc.
Suite 2200
240 Peachtree Street, N.W.
Atlanta, GA 30303

EC Holdings, Inc.
Suite 2200
240 Peachtree Street, N.W.
Atlanta, GA 30303

Re:  Class A Elevated Antecedent Debt Notes due July 31, 2000

Gentlemen:

FBCC has received a form of consent letter (the "Consent Letter") from Reliance Trust Company (the "Trustee") dated October 29, 1998, requesting that FBCC Co. ("FBCC") consent to a substitution of a part of the collateral (the "EC Collateral") that secures the Class A Elevated Antecedent Debt Notes due July 31, 2000 (the "Series C Notes") issued by AMC, Inc., a Georgia corporation ("AMC"). The EC Collateral consists of partnerships interests in and the right to receive distributions from Embarcadero Center Investors Partnership, Two Embarcadero Center West, and Three Embarcadero Center West, each a California limited partnership (collectively, the "EC Partnerships"). The EC Collateral is owned by a wholly-owned subsidiary of AMC, EC Holdings, Inc., a Georgia corporation ("ECH"), and has been pledged by ECH to partially secure the obligation of AMC to pay the Series C Notes.

The Consent Letter requests that FBCC agree to a substitution of the EC Collateral for units of Boston Properties Limited Partnership, a Delaware limited partnership ("BPLP"). Those units are known as "Series Two Preferred Units" (the "BPLP Units") and are more particularly described in the BPLP Certificate of Designations ("Certification of Designations") Establishing and Fixing the Rights, Limitations and Preferences of a Series of Preferred Units to be executed by Boston Properties, Inc., as general partner of BPLP. The substitution of collateral is necessary to facilitate a proposed sale by the EC Partnerships of all of their assets to BPLP pursuant to the Master Transaction Agreement entered into among BPLP, ECH, the EC Partnerships et al. (the "Master Agreement").

This letter sets forth the terms and conditions by which (i) FBCC will deliver its unconditional consent to a substitution of the EC Collateral for the BPLP Units and (ii) AMC and ECH will redeem, or cause to be redeemed, all of the Series C Notes. For and in consideration of the mutual covenants and agreements set forth in this letter, the sufficiency of which are hereby acknowledged, FBCC, AMC, and ECH hereby agree as follows:

November 10, 1998
Page 2

1. UNCONDITIONAL DELIVERY OF CONSENT. Upon AMC and ECH executing and delivering to FBCC a counterpart of this letter, FBCC will countersign the Consent Letter in the form attached hereto as Exhibit A and immediately deliver the same to the Trustee.

2. SUBSTITUTION OF COLLATERAL. AMC and ECH will cooperate in good faith with the Trustee to consummate the substitution of the EC Collateral for the BPLP Units as soon as reasonably practicable, pursuant to the terms and conditions set forth in the Certification of Designations and the Master Agreement. The parties acknowledge that the closing of the above collateral exchange is dependent upon the closing of all of the transactions contemplated by the Master Agreement, over which neither of the parties hereto have control. Neither AMC nor ECH will agree to any material change, modification, or amendment of any of the terms and conditions of the Certification of Designations and the Master Agreement without the prior written consent of FBCC. AMC and ECH will periodically advise FBCC, but no less frequently than once per week, as to the status of the substitution of the EC Collateral for the BPLP Units. As soon as reasonably practicable, but in any event by December 31, 1998, ECH and AMC will furnish to FBCC final copies of the Master Agreement, BPLP Partnership Agreement, the Registration Rights and Lock-Up Agreement. Certificate of Designations, and any other documents affecting the ownership or disposition of the BPLP Units.

3. REDEMPTION. Promptly after the substitution of the EC Collateral for the BPLP Units, but in no event later than thirty (30) business days thereafter, FBCC will purchase from ECH for cash and in redemption of Series C Notes held by FBCC a sufficient number of BPLP Units to permit AMC to redeem all of the issued and outstanding Series C Notes. ECH and AMC have obtained the consent of all necessary persons, including specifically the consent of the General partner of BPLP, to effectuate and consummate the transfer of the BPLP Units to FBCC (and the registration of the BPLP Units in the name of FBCC) as contemplated by this paragraph. No consent of any other person is required to consummate the transfer of the BPLP Units to FBCC as contemplated by this paragraph.

     As of the date hereof, $7,998,840.36 principal amount of the Series C Notes are issued and outstanding and, therefore, a total aggregate amount of $7,998,840.36 in cash would be required to redeem all of the Series C Notes, including Series C Notes held by FBCC. As of the date hereof, FBCC owns $2,908,689.13 principal amount of the Series C Notes. The BPLP Units each have a value of $50.00 and ECH anticipates receiving approximately 600,000 BPLP Units pursuant to the Master Agreement. In order to effect the redemption of the Series C Notes, ECH will transfer to FBCC 177,762 BPLP Units, having an aggregate face value of $8,887,600.40, in consideration of which FBCC will surrender to AMC as fully redeemed at par its $2,908,669.13 of Series C Notes and will pay to ECH in cash the sum of $5,090,171.38. AMC will simultaneously redeem for cash all of the remaining Series C Notes at par; provided, however, that in the event FBCC acquires additional Series C Notes prior to such

November 10, 1998
Page 3


     redemption, then such additional Series C Notes so acquired by FBCC will be exchanged for additional BPLP Units at the same rate of exchange as provided for in this paragraph. All accrued and unpaid distributions payable by BPLP with respect to the BPLP Units to be assigned to FBCC will inure to the benefit of FBCC from and after the date of initial issuance of the BPLP Units by BPLP. FBCC will take the BPLP Units subject to all the terms and conditions of, and benefits accruing to BPLP Units, as described in the Certificate of Designations, the Registration Rights and Lock-Up Agreement and the partnership agreement of BPLP. The Lock-Up Period for the BPLP Units is one (1) year from the date of execution of the Registration Rights and Lock-Up Agreement.

4.   MISCELLANEOUS.

     a. Entire Agreement. This Agreement contains the entire agreement between the parties, and no promise, representation, warranty, or covenant not included in this Agreement or any such referenced agreements has been or is relied upon by the parties hereto.

     b. Liability. EC Holdings, Inc, and AMC are jointly and severally liable for the obligations under this Agreement.

     c. Amendments. No modification or amendment of this Agreement is of any force or effect unless made in writing and executed by the parties hereto.

     d. Time. Time is of the essence. If the exchange of the EC Collateral for the BPLP Units is not consummated by December 31, 1998, the Consent Letter shall be deemed null and void and of no further force and effect.

     e. Jurisdiction. This Agreement will be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Dallas County, Texas.

     f. Attorney's Fees. Any party to this Agreement who is the prevailing party in any legal proceeding against the other party brought under or with respect to this Agreement will be additionally entitled to recover court costs and reasonable attorneys' fees from the non-prevailing party.

     g. Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which taken together constitute one and the same instrument.

     h. Authority and Further Acts. This Agreement has been duly authorized and delivered, and is binding on, both ECH and AMC and is enforceable in accordance with its terms. In addition to the acts required of the parties to this Agreement, the parties hereto will take any and all such further acts as

November 10, 1998
Page 4


may be reasonably necessary to consummate the transactions contemplated hereby.


                     REMAINDER OF PAGE INTENTIONALLY BLANK
                            SIGNATURE PAGE FOLLOWS.

November 10, 1998
Page 5


If you agree to be bound by the terms of this Agreement, then please have the necessary parties execute where indicated below.

Very truly yours,
FBCC CO., a Texas general partnership


By:  /s/ PAUL E. ROWSEY, JR.
     -------------------------------
     Name: Paul E. Rowsey, Jr.
     Title: Agent


AGREED TO AND ACCEPTED this
10th day of November, 1998:

EC HOLDINGS, INC.

By:  /s/ Henry G. Almquist, Jr.
     ------------------------------
     Name: Henry G. Almquist, Jr.
     Title: Treasurer


AGREED TO AND ACCEPTED this
10th day of November, 1998:

AMC, INC.

By:  /s/ Henry G. Almquist, Jr.
     ------------------------------
     Name: Henry G. Almquist, Jr.
     Title: Chief Financial Officer



                       SIGNATURE PAGE TO LETTER AGREEMENT